UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 9, 2013

MRV COMMUNICATIONS, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	001-11174	06-1340090
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

20415 Nordhoff Street, Chatsworth, CA 91311

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (818) 773-0900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)         The Board of Directors (the “Board”) of MRV Communications, Inc. (the “Company”) increased the size of the Board by two and elected Mark J. Bonney and Matthew Stecker as directors on April 9, 2013. With these appointments, the Company’s Board now consists of five directors. The directors have not been appointed to any committees of the Board at this time.

Mr. Bonney, age 59, has been the president and chief executive officer of On Board Advisors, LLC, a strategic and financial advisory firm, since January 2013. Mr. Bonney’s significant management and financial evaluation experience as a senior executive of middle market, high technology companies in the United States and globally will be a welcome addition to the Company. Prior to On Board Advisors, Mr. Bonney was executive vice president and chief financial officer from March 2010 to December 2012 of Direct Brands, Inc., a leading direct-to-consumer marketing company. From 2005 to 2008, he was executive vice president and chief financial officer of American Bank Note Holographics, Inc., a global leader in product and document security, where he worked for Kenneth Traub who was the chief executive officer of the entity and is the Chairman of the Board of Directors of the Company, to implement a turnaround and growth strategy leading to a sale of the business in 2008 to JDS Uniphase Corporation (“JDSU”), providing that company’s stockholders with a 1000% return on investment during his tenure, and earning him the CFO of the year award for best turn around manager by NJ Biz, a business publication focused on the New Jersey market. He remained at JDSU through 2010 as the vice president and general manager of their authentication solutions group. From 2002 to 2005, Mr. Bonney was an independent director of American Bank Note Holographics and several private companies, and he provided interim leadership at a number of companies, including Inline Plastics, Inc., a manufacturer of thermoformed plastic products and EDAC Technologies Corporation, a manufacturer of high precision parts and subassemblies for the aerospace market. Prior to 2002, he held senior financial and operating roles at Axsys Technologies, Inc., a publicly traded leading manufacturer of highly sophisticated components and subsystems used in aerospace, defense, data storage, medical and other high technology markets as president, chief operating officer and a director, and at Zygo Corporation, a Nasdaq-traded manufacturer of metrology measurement and control systems and optical components used in semiconductor, data storage and other high technology markets where he was vice president, chief financial officer and vice president of operations. He is currently a director of Sigma Designs, Inc., a leading provider of semiconductor solutions used to deliver entertainment and control throughout the home, where he has served from August 2012 to present, and Zix Corporation, a market leader in email encryption services where he has served since January 2013.

Mr. Stecker, age 44, is the president, chief executive officer and a director at Livewire Mobile, Inc. and has served in such role since November 2009. Robert Pons, a director of the Company, is the chairman of the board of directors at Livewire Mobile. Mr. Stecker brings 20 years of experience to the Company as a public company executive in the telecommunications and wireless industries. Prior to Livewire Mobile, he was senior vice president and principal for the telecommunications consulting firm, The Management Network Group, Inc. (“TMNG”) and its strategy subsidiary CSMG from 2004 to 2009. Mr. Stecker has also served as the chief technology officer for Smartserv Online, Inc. from 2002 to 2004, and was an early technology leader in the well-known privately held mobile location startup Vindigo, Inc. from 1999 to 2002. Previously, Matthew was the president of Marble Associates, Inc., a privately held Boston-based consulting firm, from 1993 to 1998. Mr. Stecker is currently a director on the board of HealthWarehouse.com, Inc., a publicly traded retail mail-order pharmacy where he has served since December 2010. He received his bachelor of arts degree in political science from Duke University, as well as his J.D. from the University of North Carolina at Chapel Hill School of Law.

There are no arrangements or understandings between Messrs. Bonney and Stecker respectively, and any other persons pursuant to which they were appointed as directors of the Company. There are no transactions in which Messrs. Bonney and Stecker have an interest requiring disclosure under Item 4.04 (a) of Regulation S-K. A copy of the press release announcing the appointment of Messrs. Bonney and Stecker to the Board is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01        Financial Statements and Exhibits

(d)                          Exhibits

Exhibit 99.1	Press Release of the Company dated April 15, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: April 15, 2013

MRV COMMUNICATIONS, INC.

	By:	/s/ Jennifer Hankes Painter
Jennifer Hankes Painter
VP, General Counsel and Secretary